Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to 18 U.S.C. § 1350, I, David Szostak, hereby certify that, to the best of my knowledge, the Annual Report on Form 10-K of PetroAlgae Inc. for the year ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of PetroAlgae Inc.

/s/ David Szostak
Name: Title:	David Szostak President (Principal Financial Officer)

Dated: March 31, 2009

This certification accompanies this Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.